Exhibit 99.2

Clean Earth Holdings, Inc. and Subsidiaries
Condensed Consolidated Financial Statements
June 30, 2014 and 2013

Clean Earth Holdings, Inc. and Subsidiaries
Index
June 30, 2014 and 2013

Page(s)
Condensed Consolidated Balance Sheet at June 30, 2014 and 2013 (unaudited)	3
Condensed Consolidated Statement of Income for the six months ended June 30, 2014 and 2013 (unaudited)	4
Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2014 and 2013 (unaudited)	5
Notes to Condensed Consolidated Financial Statements (unaudited)	6

Clean Earth Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
June 30, 2014 and 2013
(unaudited)

	2014	2013
Assets
Current assets
Cash and cash equivalents	$4,339,643	$820,883
Accounts receivable, net (Note 5)	34,918,932	34,404,757
Deferred income tax assets	662,900	408,115
Prepaid expenses and other current assets	3,016,226	2,393,814
Total current assets	42,937,701	38,027,569
Property, plant and equipment, net (Note 6)	21,587,374	20,224,281
Deferred expenses and other assets	2,060,534	1,843,397
Intangible assets, net (Note 7)	63,649,502	65,384,780
Goodwill (Note 7)	93,198,409	93,198,409
Total assets	$223,433,520	$218,678,436
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt (Note 8)	$2,890,149	$3,087,933
Trade accounts payable	11,052,441	11,468,476
Income taxes payable	1,201,680	850,857
Accrued expenses	13,859,642	10,327,549
Due to related party	—	250,000
Deferred revenue	87,851	—
Total current liabilities	29,091,763	25,984,815
Long-term debt, net of current portion (Note 8)	79,724,258	89,617,341
Deferred income tax liabilities	20,652,075	20,502,836
Other long term liabilities	669,400	473,096
Total liabilities	130,137,496	136,578,088
Commitments and contingencies (Note 12)
Stockholders' equity
Preferred stock, $.01 par value, 150,000 shares authorized, 119,763 shares issued and outstanding at June 30, 2014 and 2013, respectively, with a redemption value of $117,008,068 and $108,340,804, including dividends in arrears of $57,126,550 and $48,459,285, respectively	1,198	1,198
Common stock, $.01 par value, 4,000,000 shares authorized 2,040,310 shares issued and outstanding at June 30, 2014 and 2,037,765 shares issued and outstanding at June 30, 2013	20,404	20,378
Additional paid-in-capital	62,472,557	62,470,037
Retained earnings	30,801,865	19,608,735
Total stockholders' equity	93,296,024	82,100,348
Total liabilities and stockholders' equity	$223,433,520	$218,678,436

The accompanying notes are an integral part of these condensed consolidated statements.

Clean Earth Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
Six months Ended June 30, 2014 and 2013
(unaudited)

	2014	2013

Revenue, net	$68,052,595	$67,337,005
Cost of services	47,739,010	52,516,666
Gross profit	20,313,585	14,820,339
Selling general and administrative expenses	10,065,036	8,563,171
Amortization of intangible assets (Note 7)	912,241	680,751
Management fee (Note 11)	506,202	502,004
Operating income	8,830,106	5,074,413
Other income, net	1,998,475	457,130
Interest expense	(2,774,349)	(3,535,569)
Income from operations before income taxes	8,054,232	1,995,974
Income tax expense	3,216,396	835,258
Net income	$4,837,836	$1,160,716

The accompanying notes are an integral part of these condensed consolidated statements.

Clean Earth Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Six Months Ended June 30, 2014 and 2013
(unaudited)

	2014	2013

Cash flows from operating activities
Net income	$4,837,836	$1,160,716
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	2,643,190	2,363,930
Deferred income tax	(101,266)	(498,579)
Amortization of deferred financing costs	290,185	355,323
Accounts receivable allowance	(63,158)	(67,282)
Net gain on sale and exchange of property, plant and equipment	(75,000)	—
Amortization of intangible assets	912,241	680,751
Changes in operating assets and liabilities
Accounts receivable	(2,468,070)	(2,333,721)
Prepaid expenses and other current assets	(1,147,218)	708,055
Deferred expenses and other assets	1,059,419	(72,473)
Accounts payable	(2,158,142)	(2,867,288)
Income taxes payable	(1,235,159)	674,948
Accrued expenses	507,824	2,119,971
Due to related party	(333,333)	(83,333)
Deferred revenue	87,851	(20,000)
Other long term liabilities	(99,999)	(814,273)
Net cash provided by operating activities	2,657,201	1,306,745
Cash flows from investing activities
Purchases of permits	(121,731)	(38,744)
Purchases of property, plant and equipment	(2,339,901)	(2,261,472)
Cost of businesses acquired	—	(5,061,085)
Net cash used in investing activities	(2,461,632)	(7,361,301)
Cash flows from financing activities
Proceeds from line of credit	—	7,000,000
Repayments of long-term debt	(12,262,345)	(987,377)
Repayments of capital leases	(223,003)	(25,141)
Net cash (used in) provided by financing activities	(12,485,348)	5,987,482
Net decrease in cash and cash equivalents	(12,289,779)	(67,074)
Cash and cash equivalents, beginning of year	16,629,422	887,957
Cash and cash equivalents, end of year	$4,339,643	$820,883

Supplemental disclosure of cash flow information
Cash paid during the period for
Interest	$2,695,138	$3,649,202
Income taxes	4,552,568	658,806

Non cash financing activities
During the six months ended June 30, 2014, the Company had $1,513,486 of non cash financing activities related to capital lease purchases.

The accompanying notes are an integral part of these condensed consolidated statements.

Clean Earth Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
June 30, 2014 and 2013
(unaudited)

1.    Business

Clean Earth Holdings, Inc. and Subsidiaries (the "Company") is engaged in managing environmental remediation services, including recycling of soils which have been exposed to hydrocarbons, and the beneficial reuse of dredge materials. The Company's wholly owned subsidiaries include CEI Holding Corporation, Clean Earth, Inc., Clean Earth of Carteret, LLC, Clean Earth of New Castle, LLC, Clean Earth of Philadelphia, LLC, Clean Earth Dredging Technologies, LLC, Clean Earth Environmental Services, Inc., Clean Earth of North Jersey, Inc., Advanced Remediation and Disposal Technologies of Delaware, LLC, Allied Environmental Group, LLC, Clean Earth of Maryland, LLC, Clean Rock Properties, Ltd., Clean Earth of West Virginia, Inc., Clean Earth of Southeast Pennsylvania, LLC, Clean Earth of Williamsport, LLC, Clean Earth of Southern Florida, LLC, Clean Earth of Georgia, LLC, and Clean Earth of Greater Washington, LLC.
2.    Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation
The accompanying condensed consolidated financial statements for the six month periods ended June 30, 2014 and June 30, 2013, are unaudited, and in the opinion of management, contain all adjustments necessary for a fair presentation of the condensed consolidated financial statements. Such adjustments consist solely of normal recurring items. Interim results are not necessarily indicative of results for a full year or any subsequent interim period. The condensed consolidated financial statements and notes are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and do not contain certain information included in the annual consolidated financial statements and accompanying notes of the Company. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes included this 8-K filing. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.
Cash and Cash Equivalents
The Company considers all bank accounts and investments that can be liquidated on demand or within three months or less to be cash equivalents.
Revenue Recognition
Revenues from the environmental recycling facilities are generally recognized when material is received, collection of the associated receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable, with the exception of dredge contracts. The Company’s agreement with their customers is for the management of contaminated soils. The Company is considered to have managed those soils upon entry into the facility. This is generally the point the soil crosses the scale at the facility.
Dredge contracts are generally based on geological surveys. The contract states a measurable amount plus an allowable overage of material to be removed and treated. Dredge material is received via barge. It is removed from the barge and treated immediately and sent to an outbound disposal site. Revenue is recognized at time of treatment based on truck volume leaving the facility. Upon final geological survey the parties agree upon the remaining unbilled amount and adjustments are recognized.
Trade Accounts Receivable
Trade accounts receivable are recorded at invoiced amounts and do not bear interest. The Company reserves for uncollectible accounts receivable based on its best estimate of the amount of probable credit losses in its existing accounts receivable balance. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may

Clean Earth Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
June 30, 2014 and 2013
(unaudited)

indicate that the realization of an account may be in doubt including historical experience, specific customer circumstances and current economic and market conditions. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.
Property, Plant and Equipment
Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, with the exclusion of the thermal processing plants which utilize activity-based depreciation. Expenditures for maintenance and repairs are recorded in operations as incurred. Significant renewals, improvements, and betterments are capitalized.
The Company reviews its long-lived assets held and used (property, plant and equipment) for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated from the use and eventual disposition of the asset. There were no impairment losses in 2014 or 2013.
Goodwill, Indefinite-Lived, and Other Intangible Assets
Indefinite-lived intangible assets, such as goodwill and legacy permits, are carried at historical value and are not amortized. Such assets are tested for impairment on an annual basis, or more frequently if facts and circumstances indicate that these assets may be impaired. Indefinite-lived intangible assets are impaired if the net book value of a reporting unit exceeds its estimated fair value and the carrying amount of these indefinite-lived intangible assets exceeds the implied fair value. Fair value of the reporting unit is estimated based upon discounted cash flow analyses and the use of market multiples. If the evaluation indicates that the carrying amount of the asset is not recoverable from its discounted cash flows, then an impairment loss is measured by comparing the carrying amount of the asset to its fair value. The annual goodwill impairment review did not result in any impairment for the year ending December 31, 2013.
Permits for the treatment of soil and solid waste are obtained from various government municipalities. Permits are classified in one of three categories; legacy permits, regulatory permits, and operating permits. Legacy permits are permits existing at the date of acquisition of the Company and were recorded at fair value as determined by a third-party appraisal. The Company determined that these acquired permits have indefinite lives, and therefore, they are not amortized. Regulatory permits are modifications of existing permits to accept new waste streams on existing permits, alterations of existing permits to enhance the permit limitations, or are wholly new permits. Regulatory permits are amortized over the remaining life of the existing permit or over the stated life of the new permit. Regulatory permits are generally granted for either a 5 or 10 year period. Operating permits are temporary permits that are renewable in a relatively short time frame, usually one year or less.
The Company reviews these amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If it is determined that an impairment based on future undiscounted cash flows exists, then the loss is recognized. The amount of the impairment is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.
Stock-Based Compensation
The Company records stock-based compensation expense for stock options and restricted shares as the awards vest, based on estimated grant date fair value using the Black-Scholes option-pricing model for options. There is no compensation expense recorded for restricted shares purchased by employees.
Income Taxes
Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the tax effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted laws. Valuation allowances are recognized to reduce deferred tax assets to the

Clean Earth Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
June 30, 2014 and 2013
(unaudited)

amount that will more likely than not be realized. In assessing the need for a valuation allowance, management considers all available evidence for each jurisdiction including past operating results, estimates of future taxable income and the feasibility of ongoing tax planning strategies. When the Company changes its determination as to the amount of deferred tax assets that can be realized, the valuation allowance is adjusted with a corresponding impact to income tax expense in the period in which such determination is made.
The Company recognizes uncertain tax liabilities when, despite the Company's belief that its tax return positions are supportable, the Company believes that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon settlement. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.
Fair Value of Financial Instruments
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value determination is based on assumptions that market participants would use, including consideration of non-performance risk. A three level hierarchy draws distinctions between market participant assumptions based on (i) observable inputs such as quoted market prices in active markets (Level1), (ii) Inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2) and (iii) unobservable inputs that require the Company to use present value and other valuation techniques in the determination of fair value (Level 3). The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value because of their short-term nature. Refer to Note 8 for the disclosure surrounding the fair value of the Company’s long-term debt.
Concentrations of Credit Risk
Credit risk represents the accounting loss that would be recognized at the reporting date if counter-parties failed to perform as contracted. Concentrations of credit risk that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable. The Company attempts to minimize this risk by investing its cash with major financial institutions.
Accounts receivable are concentrated primarily in the northeastern United States. The Company does not generally require collateral from its customers; however, the majority of the projects are supported by payment bonds and / or lien rights. The Company is not dependent upon a single customer or a few customers for its business. The largest customer accounts for approximately 32.9% and 20.7% of the accounts receivable balance at June 30, 2014 and 2013, respectively. There were no significant sales concentrations during the 2014 or 2013 periods to any one customer.
3.    Hurricane Sandy

On October 28 2012, Hurricane Sandy ("Sandy") struck northern New Jersey and the Southern area of New York City resulting in devastation to the area. Two of the Company's facilities sustained significant damage and many of the Company’s customer's construction and remediation sites were severely damaged. In the period ending June 30, 2013, the Company received insurance proceeds which, after netting against related expenses of $45,000 and property damage and other direct costs of $483,559, resulted in a loss of $28,559.
In the period ending June 30, 2014, the Company received final Hurricane Sandy insurance proceeds of $2,454,761 net of related expenses of $254,145 and property damage and other direct costs of $114,922.
4.    Acquisitions

On March 19, 2013, the Company formed Clean Earth of Greater Washington, LLC through an acquisition of the assets of Dower, LLC ("Dower") to continue the Company’s strategy of geographic expansion. Dower

Clean Earth Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
June 30, 2014 and 2013
(unaudited)

provided landfill services located in greater Washington, D.C. area. The total price of the acquisition was $10,054,885. This amount was comprised of a cash payment of $5,061,085 and assumed liabilities of $4,993,800.
The following table summarizes the fair values of the assets acquired and the liabilities assumed:

Land		$630,000
Landfill airspace		3,524,884
Legacy permits		5,900,000
Promissory note		(2,179,683)
Mortgage		(2,198,936)
Asset retirement obligation		(210,000)
Tax liability		(370,248)
Other liability		(34,932)

	Net assets acquired	$5,061,085

The landfill airspace is expected to have an estimated useful life of 14.4 years. No goodwill was recorded with this transaction.
In connection with the transaction, the Company assumed an asset retirement obligation associated with the closure and post-closure activities required for the landfill when it has reached capacity. The approximate cost of the work necessary under the assumed asset retirement obligation was consistent with the amount of coverage offered by the Company’s surety/performance bonds in place. The asset retirement obligation was calculated by applying an inflation factor to current estimated costs through 2029 which is when the landfill airspace is expected to be exhausted. The fair value of the asset retirement obligation is estimated to be $210,000.
The Company assumed a $370,248 tax liability for reimbursement of the seller’s additional tax liability. As of June 30, 2014, this tax liability has been completely paid.
In the period ending June 30, 2013, the Company recorded as selling, general and administrative expenses acquisition related costs of $108,299.
This transaction was accounted for using the provisions of Accounting Standards Codification ("ASC") 805, Business Combination, and the results of operations since the date of acquisition have been included in the condensed consolidated financial statements presented.

Clean Earth Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
June 30, 2014 and 2013
(unaudited)

5.    Trade Accounts Receivable and Unbilled Costs

Accounts receivable and unbilled costs consist of the following at June 30, 2014 and 2013:

	2014	2013

Trade accounts receivable	$34,319,157	$33,010,510
Unbilled amounts related to in-process contracts	1,310,894	2,049,721
Allowance for doubtful accounts	(711,119)	(655,474)
Accounts receivable, net	$34,918,932	$34,404,757

Unbilled costs consist primarily of gross revenues earned during the final month of the period that have not yet been billed.

6.    Property, Plant and Equipment, net

Property, plant and equipment, net consist of the following at June 30, 2014 and 2013:

Description	Useful Lives	2014	2013

Land	—	$4,517,836	$4,517,836
Buildings	20 years	9,179,508	9,150,145
Machinery and equipment	5 to 20 years	45,981,105	39,860,767
		59,678,449	53,528,748
Less: Accumulated depreciation		(38,091,075)	(33,304,467)
Property, plant and equipment, net		$21,587,374	$20,224,281

Depreciation expense of property, plant and equipment for the six months ended June 30, 2014 and June 30, 2013 is $2,463,190 and $2,363,930, respectively.
The Company also had like-kind exchanges of equipment which generated gains of $75,000 and $0, respectively, for the six months ended June 30, 2014 and June 30, 2013.

7.    Intangible Assets, net, and Goodwill

Clean Earth Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
June 30, 2014 and 2013
(unaudited)

Intangible assets, net and goodwill are comprised of the following as of June 30, 2014 and June 30, 2013:

	Weighted Average
	Amortization
	Period	2014	2013

Legacy permits	N/A	$51,640,380	$51,640,380
Regulatory and operating permits, net of
amortization of $1,883,156 and $1,700,457	6.9 years	1,139,085	1,283,556
Customer relationships, net of accumulated
amortization of $7,663,333 and $6,783,333	15 years	5,976,667	6,416,667
Non-compete agreements, net of
amortization of $72,833 and $34,833	5 years	136,167	155,167
Trade name, net of accumulated
amortization of $1,698,125 and $1,503,125	20 years	2,299,375	2,396,875
Airspace, net of accumulated amortization of
$537,902 and $32,748	16 years	3,248,338	3,492,135
		64,440,012	65,384,780

Goodwill	N/A	93,198,409	93,198,409
		$157,638,421	$158,583,189

Amortization for the six months ended June 30, 2014 and 2013 was $912,241 and $680,751, respectively.
Amortization expense related to the intangible assets for each of the next 5 periods is estimated as follows:

Six months ending December 31:
	2014	$1,331,000
Year ending December 31:
	2015	2,000,000
	2016	2,000,000
	2017	2,000,000
	2018	2,000,000

There were no changes to goodwill balances during the periods ended June 30, 2014 and 2013.

Clean Earth Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
June 30, 2014 and 2013
(unaudited)

8.    Long-Term Debt

Long-term debt consists of the following at June 30, 2014 and 2013:

	2014	2013
Credit Agreement	$78,312,500	$—

Revolving credit facility	—	7,000,000

Dower promissory note, net of discount, due March 31, 2015	841,767	1,916,419

Clean Earth of Greater Washington, LLC Mortgage, due December 21, 2014	1,350,534	1,999,340

Capital lease obligations	2,109,606	537,538

First-lien credit agreement, due June 30, 2014	—	56,251,977

Second-lien credit agreement, due August 1, 2014	—	25,000,000

Total Debt	82,614,407	92,705,274
Less: Current portion due within one year	(2,890,149)	(3,087,933)
Long-term portion	$79,724,258	$89,617,341

In 2013, the first-lien and the second-lien credit agreements along with the revolving line of credit were extinguished and replaced with a new credit agreement (“Credit Agreement”). The new $90,000,000 Credit Agreement has a 5 year term with a base interest rate of 4% plus LIBOR or 1% if LIBOR is less than 1%. Under the terms of the new credit agreement, quarterly principal payments are $562,500 through April 1, 2018, with the remainder of the principal maturing on July 22, 2018. Under the new Credit Agreement, starting with the calendar year subsequent to December 31, 2013, the Company is required to make mandatory prepayments based on a percentage of excess cash flow. In June 2014, the Company voluntarily prepaid $10,000,000 of principal under the Credit Agreement, therefore no additional principal payments are required until the final payment of $78,312,500, which is due April 1, 2018, with the exception of any mandatory prepayments based on the percentage of excess cash flow.
The new Credit Agreement includes an $18,000,000 revolving line of credit. As of June 30, 2014, there were no outstanding balances under the revolving credit facility. As a result of the borrowing base calculation and outstanding letters of credit of $2,808,760, the borrowing capacity was $15,191,240 at June 30, 2014.
The Company's debt agreements require the Company to maintain certain financial covenants. The debt agreements also have non-financial requirements. Financial covenants include minimum debt to EBITDA ratios, minimum fixed charge coverage ratios, and fixed asset purchase restrictions. The Company was in compliance with all covenants as of June 30, 2014 and 2013.
As part of the Dower acquisition, the Company assumed a mortgage on the property of $2,189,448 at a rate of 6% and a maturity date of December 21, 2014. The unpaid balance on this loan as of June 30, 2014 is $1,350,534. In addition, the Company issued a two-year non-interest bearing promissory note with a face value of $2,301,064. The unamortized discount of the promissory note at June 30, 2014 is $21,131. The unpaid balance of this note as of June 30, 2014 is $841,767.

Clean Earth Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
June 30, 2014 and 2013
(unaudited)

Annual maturities of the Company's outstanding debt are as follows:

Principal Payments

Six months ending December 31:
2014	2,297,250
Year ending December 31:
2015	867,186
2016	489,908
2017	504,810
2018	78,455,253
Total	$82,614,407

The Company has determined that the carrying value of debt approximates fair value, which is based on an assessment of current market conditions and interest rates.
9.    Employee Benefit Plans

The Company has a defined contribution 401(k) plan that covers substantially all employees who have met the eligibility requirements. Employees may contribute up to the maximum allowable under current regulations to the 401(k). The Company's contribution to the plan is at the discretion of the Company. The Company contributed $149,256 and $106,013 to the plan for the periods ended June 30, 2014 and 2013, respectively.

10.    Income Taxes

Income tax expense for the six months ended June 30, 2014 and June 30, 2013 consist of the following:

		2014	2013

Current		$2,661,674	$1,059,208
Federal		655,988	274,629
State		3,317,662	1,333,837

Deferred		(169,828)	(529,791)
Federal		68,562	31,212
State		(101,266)	(498,579)
	Income tax expense	$3,216,396	$835,258

Clean Earth Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
June 30, 2014 and 2013
(unaudited)

The following table reconciles the expected income tax expense at the federal statutory rate to the effective tax rate for the six months ended June 30, 2014 and 2013:

	Six months ended June 30,
	2014		2013
	Amount	Percentage	Amount	Percentage
Tax expense at statutory rate	$2,818,983	35.0%	$698,592	35.0%
State taxes, net of federal benefit	496,521	6.2%	241,126	12.1%
Change in valuation allowance	(12,064)	(0.1)%	(97,746)	(4.9)%
Provision to return differences	—	—%	—	—%
Other	(87,044)	(1.1)%	(6,714)	(0.4)%
	$3,216,396	40.0%	$835,258	41.8%

11.    Related Party Transactions

During each of the six month periods ended June 30, 2014 and June 30, 2013, the Company was charged $500,000 plus travel expenses by a company affiliated with certain stockholders for management fees under a management agreement. As of June 30, 2014, $0 of the 2014 management fee remains unpaid.
12.    Commitments and Contingencies

Operating Leases
The Company leases office space, equipment, facilities and land under non-cancelable operating leases that expire at various dates through 2030.
Captive Insurance Program
The Company is partially self-insured for workers' compensation insurance coverage through a group captive insurance company in which the Company has less than a 10% ownership interest. While the Company maintains risk associated with the possible insurance claims of other members in the captive, management believes that this risk is mitigated through loss limits for each member as well as adequate reinsurance coverage obtained by the captive.
While the insurance carried by the Company, including the insurance obtained through the captive insurance company, may not be sufficient to cover all claims that may arise, and while insurance carriers may not continue to make coverage available to the Company, management believes that it has provided an adequate level of insurance coverage.
Legal Proceedings
Supply Agreement
The Company had an exclusive material supply agreement which required them to supply a monthly minimum quantity of 20,000 tons of material. The Company paid a $15 per ton tip fee for every ton supplied under the agreement. Under the agreement, if the Company failed to supply the monthly minimum quantity, the Company had to pay the difference in quantity multiplied by the per ton tip fee. This amount is treated as an other long-term asset within the Condensed Consolidated Balance Sheets. Per the agreement, in months where the Company supplied material in excess of the monthly minimum, the prepaid expense would be reduced by the tip fees due on the quantity in excess of the monthly minimum. Due to its inability to consistently meet the monthly minimum requirements, in accordance with the agreement, the Company notified the owner that they were no longer going to be the exclusive fill provider.
In April, 2012, the Company filed suit in the United States District Court of New Jersey seeking damages due to the owner’s breach under the terms of the supply agreement.

Clean Earth Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
June 30, 2014 and 2013
(unaudited)

The Company believes the prepaid tip fees represent a valid asset that will be realized. On November 7, 2012, the Company moved for summary judgment on both its affirmative claim and the owner’s counterclaim. In May, 2013, the Court denied summary judgment on Clean Earth’s affirmative claims but granted summary judgment dismissing defendant’s counterclaim. On May 14, 2014, a settlement was reached. The Company was awarded $100,000 in addition to their initial claim. As of June 30, 2014, $34,000 has been paid and the remaining $66,000 was recorded as a current asset while the original claim is reflected as a prepaid asset.
Potentially Responsible Parties
The Company currently participates in two Potentially Responsible Party committees in connection with environmental consent orders related to certain hazardous waste cleanup sites under the federal Superfund statute and or state cleanup programs. As of June 30, 2014 and 2013, the Company accrued $459,400 and $514,000 respectively for these potential costs. One potential liability that was accrued at June 30, 2013 was settled in March 2014.

Notice of Civil Administrative Penalty Assessment
In October 2012, the Company received a draft of a Notice of Civil Administrative Penalty Assessment (“CAPA”) from the New Jersey Department of Environmental Protection (“DEP”) against the Company and one of its employees. The CAPA alleges that the Company failed to notify the DEP on a timely basis that it subcontracted its asbestos handling and disposal operations to a third party. The Company believes its defenses are strong. To avoid potential significant legal expenses for its defense, the Company offered a settlement of $310,000 which is currently under review by the DEP. This amount has been accrued in the financial statements as of June 30, 2014 and 2013. The Company believes the final assessment will not have a material effect on the financial position or results of operations of the Company.

The Company is subject to other claims and legal actions that arise in the ordinary course of business. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.
13.    Subsequent Events

On August 26, 2014, Compass Diversified Holdings (CODI) acquired a controlling interest in the Company. The purchase price of $253,000,000 was based on a total enterprise value of $243,000,000 and included $9,900,000 of working capital adjustments. The Company paid off their former credit agreement and CODI provided loans totaling $144,300,000 as part of the transaction. The Company's Management invested in this transaction along with CODI resulting in Management holding a noncontrolling interest interest in the company of 2%.
The Company's management has evaluated all activity of the Company through November 4, 2014 and concluded that subsequent events are properly reflected in the Company's financial statements and notes as required by standards for accounting disclosure of subsequent events.